Exhibit 10.25

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN
EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS
BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL.

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) is made as of the 16th day of February 2022 (the “Effective Date”) by and between New England Biolabs, Inc., a Massachusetts corporation, having a principal place of business at 240 County Road, Ipswich, Massachusetts 01938 (“NEB”), and Freenome Holdings, Inc., a Delaware corporation, having its principal place of business at 279 E. Grand Avenue, 5th Floor, South San Francisco, California 94080 (“Purchaser”). NEB and Purchaser may each be referred to individually as a “Party,” or together as the “Parties.”

RECITALS

WHEREAS, NEB is in the business of the design, development, manufacture and commercialization of the life science reagents and kits;

WHEREAS, Purchaser is in the business of developing blood tests to detect early-stage cancer; and

WHEREAS, NEB and Purchaser want to enter into a supply agreement under which NEB will supply and Purchaser will buy certain reagents, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

The terms defined in this Article 1, wherever used in this Agreement in the singular or the plural, shall have the meanings ascribed to them below.

1.1          “Affiliate” means, with respect to a Party, any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with NEB or Purchaser, as the case may be. As used in this definition, the term “control” will mean the direct or indirect ownership or more than fifty percent (50%) of the stock or other securities having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity.

1.2          “Applicable Laws” means all relevant federal, state, local and foreign laws, statutes, rules, regulations and ordinances, as well as industry standards and guidelines issued by any governmental or regulatory authority.

1.3          “Calendar Year” means each twelve (12) month period commencing January 1st of each year through the term of this Agreement.

1.4          “Facility” means NEB’s facility located at 240 County Road, Ipswich, Massachusetts 01938.

1.5          “Intellectual Property Rights” means all rights in patents, copyrights, trade secrets, known-how, trademarks, service marks, trade dress, and other intellectual property rights, current, pending or future, under the laws of any jurisdiction, together with all applications therefor and registrations thereto.

1.6          “Price” means the prices for the Products set forth in Exhibit A, as updated pursuant to Section 3.1.

1.7          “Product” means the product or products described in Exhibit A.

1.8          “Purchaser Instructions” means the written instructions provided by Purchaser to NEB, and agreed to by NEB, for customizing the Products prior to Delivery, which are attached as Exhibit C and incorporated by reference.

1.9          “Specifications” means the specifications and/or similar requirements for each Product set forth in Exhibit B, as may be updated pursuant to Section 4.7.

1.10          “Third Party” means any person or entity other than NEB, NEB’s Affiliates, Purchaser or Purchaser’s Affiliates.

1.11          Additional Defined Terms. Each of the Following terms will have the meaning described in the section of this Agreement reference below:

Term	Section Defined	Term	Section Defined
Acceptance Period	4.3	NEB	Introduction
Agreement	Introduction	Non-Conformity	4.3
Claim	7.1	Party / Parties	Introduction
CMO	2.7
Confidential Information	9.1	Purchase Order	2.3
Damages	7.1	Purchaser	Introduction
Delivery	2.5	Purchaser Products	5.2
Disclosing Party	9.1	Receiving Party	9.1
Effective Date	Introduction	Renewal Term	8.1
Inability to Supply	2.6	Required Quantity	2.4
Indemnitee	7.3	WIP	2.7
Indemnitor	7.3	Rolling Forecast	2.2
Initial Term	8.1	Term	8.1
Last Time Buy Orders	8.5
Minimum Order Quantity	2.3

Exhibit List

Exhibit A – Price and Products
Exhibit B – Specifications
Exhibit C – Purchaser Instructions
Exhibit D – Quality Agreement
Exhibit E – NEB Business Continuity Plan

ARTICLE 2
PRODUCT SUPPLY

2.1          Supply. Subject to the terms and conditions of this Agreement, NEB shall supply the Products to Purchaser.

2.2          Forecasts. Beginning no later than thirty (30) days following the Effective Date, and thereafter at least thirty (30) days before the first day of January, April, July and October of each Calendar Year, Purchaser shall provide NEB with a written forecast of Purchaser’s estimated Product supply requirements for the following twelve (12) month period (each, a “Rolling Forecast”). If the supply requirements in the Rolling Forecast are beyond NEB’s then-current production capacity, then NEB will notify the Purchaser of this within ten (10) days of receipt of the Rolling Forecast and has the right to reject the Rolling Forecast as proposed. If NEB rejects such Rolling Forecast, then within ten (10) days of NEB’s notification of rejection, NEB and Purchaser shall meet to discuss how to best address this issue and agree on a revised Rolling Forecast. If the Parties cannot agree to a revised Rolling Forecast based on NEB’s Inability to Supply, then the process and procedure outlined in subsections 2.6 and 2.7 shall be followed by the Parties. The [***] months of each Rolling Forecast will be binding, and the [***] months will be non-binding and serve only as a good-faith estimate to facilitate NEB’s production scheduling.

2.3          Purchase Orders. Purchaser shall submit written purchase orders for Products to NEB (each, a “Purchase Order”). Each Purchase Order must specify the quantity of each Product to be delivered as well as the delivery destinations and delivery dates, provided that Purchaser’s requested delivery dates must include lead times that are at least (a) forty-five (45) days from the date the Purchase Order was received by NEB; or (b) equal to the lead times for the particular Products as set out in Exhibit A, whichever is longer, unless otherwise agreed in writing by NEB. Each Purchase Order must meet the applicable minimum order quantity for each Product as set out in Exhibit A (“Minimum Order Quantity” or “MOQ”). Each Purchase Order will be binding on Purchaser and must be consistent with the binding portion of the Rolling Forecast. NEB will notify Purchaser within five (5) business days if the Purchase Order has been accepted; provided that NEB will not reject any Purchase Order so long as the quantity of Product ordered, cumulatively with all other Purchase Orders submitted to NEB for Product delivery during such calendar quarter, is equal to or less than the quantity of Product specified in the binding portion of the then-current Rolling Forecast and the Purchase Order is otherwise compliant with the requirements of this Section 2.3 and the Agreement. NEB shall use commercially reasonable efforts to fill Purchase Orders for any quantity of Product that, alone or cumulatively with other Purchase Orders submitted to NEB for Product delivery during such calendar quarter, exceeds the amount specified in the binding portion of the then-current Rolling Forecast. Any Purchaser-proposed changes in the quantity, method of shipment, schedule or place of delivery after the submission of a Purchase Order must be provided to NEB in writing and will only be effective if approved in writing by NEB.

2.4          Minimum Purchase Requirements. With respect to the first Calendar Year or portion thereof following the Effective Date, and each Calendar Year during the Term thereafter, NEB shall make available to Purchaser, and Purchaser shall purchase from NEB at least the quantity of each of the Products as set forth in Exhibit A (the “Required Quantity”). Within thirty (30) days after the Effective Date and prior to the start of each full Calendar Year during the Term thereafter, the Required Quantity for each Product for the following Calendar Year shall be reviewed and may be revised by mutual agreement of the Parties. If any NEB products are added to Exhibit A after the Effective Date, the Required Quantity for such products shall be agreed by the Parties and identified in the amendment to add such products to the Agreement.

2.5          Shipping. NEB shall deliver the Products ordered by Purchaser in accordance with Section 2.3 to the location specified in the applicable Purchase Order within ten (10) business days (plus or minus) of the delivery dates specified in the applicable Purchase Order. All locations specified by Purchaser must be in the United States, unless otherwise approved in writing by NEB. Unless otherwise agreed by the Parties, Purchaser shall be responsible for importing Products to any destination outside the United States. All shipments will be DAP named place of destination (Incoterms 2010). Title to Products will pass to Purchaser at the time of delivery of such Products to named place of destination (“Delivery”). NEB shall ship Products in accordance with any agreed-upon shipment specifications or as otherwise agreed in writing by the Parties and in accordance with this Agreement and the Quality Agreement. Purchaser shall pay for all Products that are delivered and have been accepted by Purchaser in compliance with any Purchase Order and the terms of this Agreement, including in particular, Section 4.4.

2.6          Inability to Supply. In the event that NEB is unable to meet Purchaser’s requirements for the Products as set out in the binding portion of the Rolling Forecast, or is unable, or reasonably anticipates that it will be unable, to deliver the quantities of Products in an accepted Purchase Order within the relevant delivery time period agreed to by the Parties in such Purchase Order (each an “Inability to Supply”), NEB shall notify Purchaser in writing and shall use commercially reasonable efforts to overcome the Inability to Supply in accordance with Section 2.7. Without limiting the foregoing, if there is an Inability to Supply due to a shortage of supply of Products, and such Inability to Supply continues for more than forty-five (45) days beyond the delivery time agreed upon in the Purchase Order, then Purchaser may cancel affected Purchase Orders without liability for said cancellation and will be relieved of its requirement to meet the binding portion of the Rolling Forecast for the affected Products.

2.7          [***]

ARTICLE 3
PRICE AND PAYMENTS

3.1          Price. The Initial Price for each Product sold under this Agreement is set forth in Exhibit A. The Parties agree to discuss in good faith adjusting the Price of a Product in the event of any substantial increase in NEB’s documented cost with respect to: (a) labor associated with the manufacture of such Product, or (b) raw materials used in the manufacture of such Product that are purchased from Third Party suppliers. In addition, the effective Prices may be increased once annually by NEB by an amount that is [***], but in each case only after NEB has provided Purchaser with at least ninety (90) days written notice before such Price increase goes into effect.

3.2          Invoice; Payment. NEB will submit an invoice to Purchaser upon shipment of the Product ordered by Purchaser under this Agreement. The invoice will be sent to the address specified in the Purchase Order, and each invoice will state the Price for the Product in a given shipment, plus any taxes and other costs incident to the purchase or shipment to be paid by Purchaser. Purchaser shall make all payments by direct bank transfer to an account designed in NEB’s invoice or by check payable to NEB. Purchaser shall pay in U.S. Dollars within thirty (30) days from the date of Purchaser’s receipt of an invoice from NEB. If the actual quantity of Products ordered by Purchaser are less than those set forth in the binding portion of the Rolling Forecast, Purchaser nonetheless shall be obligated to pay for the amount of Products set forth in the binding portion of the Rolling Forecast at the price set forth in Exhibit A, which amount will be due and payable within thirty (30) days of Purchaser’s receipt of NEB’s invoice therefor. Purchaser must pay for the amount, if any, by which the Required Quantity for a Calendar Year exceeds the actual quantity of Products ordered by Purchaser for such Calendar Year, such quantity shortfalls to be paid for at the price set forth in Exhibit A, which amount will be due and payable within thirty (30) days of Purchaser’s receipt of NEB’s invoice therefor. NEB may charge interest for late payment at [***] per month. Payment by Purchaser will not constitute acceptance of any shipment of Product or impair Purchaser’s right of inspection and rejection under Article 4 below. In addition to any other remedy that NEB may have at law or equity, NEB may stop shipment of Products without violation of any other Section of this Agreement in the event that Purchaser’s payment is past sixty (60) days due for any outstanding invoice. Upon payment in full of such outstanding invoices (including applied interest), NEB will commence shipment of Products hereunder.

3.3          Shipping Charges. NEB will not charge freight for orders shipped within the United States when the total Purchase Order value is $350.00 or greater. NEB will charge $35.00 to cover the cost of freight for orders shipped within the United States when the total Purchase Order value is less than $350.00. Purchaser shall be responsible for all freight, shipping, handling fees, import duties, and related charges for orders shipped outside of the United States. All freight charges (and/or the absence thereof) are subject to change by NEB upon written notice to Purchaser.

3.4          Taxes. All sales taxes, value added taxes, duties, levies, surcharges or other similar charges and any penalties levied thereon that relate to any amounts paid for the Products hereunder shall be the responsibility of, and paid by, Purchaser. If NEB is required to pay any of these amounts, Purchaser shall reimburse NEB therefor or provide NEB at the time the order is submitted an exemption certificate or other document acceptable to the authority that is imposing the payment.

ARTICLE 4
QUALITY; ACCEPTANCE AND REJECTION

4.1          Quality Systems and Assurance. The Quality Management System and standards employed by NEB to manage and monitor Product quality are based upon the latest effective versions of ISO9001 and ISO13485. Prior to each shipment of Product, NEB shall perform quality control procedures as set forth in this Agreement, including all applicable exhibits, and the Quality Agreement to ensure that the Product to be shipped conforms fully to the Specifications. Each shipment of Product must be accompanied by a certificate of analysis, or other such documentation as specified in Exhibit B and the Quality Agreement identifying the Product lot number(s) and describing all current requirements of the applicable Specifications and results of tests performed certifying that the quantities of each Product supplied have been manufactured, controlled and released according to the applicable Specifications.

4.2          Quality Agreement. Within one hundred twenty (120) days of the Effective Date, NEB and Purchaser shall enter into a written agreement (the “Quality Agreement”) outlining the Parties’ respective obligations as they relate to quality of the Products supplied hereunder, which Quality Agreement shall be in accordance with the terms of Exhibit D.

4.3          Acceptance/Rejection. Upon receipt of each quantity of Product and associated manufacturing and quality assurance documentation, Purchaser shall have a period of [***] days from the date of Delivery (“Acceptance Period”) to inspect the Products for patent defects or shortages and to analyze the Products (including performing any testing described in the Quality Agreement) to determine whether such Product meets the Specifications, Purchaser Instructions, and is otherwise in compliance with the Quality Agreement. Conforming Products may not be returned. The Products shall be deemed accepted by Purchaser unless Purchaser notifies NEB in writing at NEB’s OEM & Customized Solutions customer service department at bulks@neb.com during the Acceptance Period that the Product is damaged or does not otherwise comply with the applicable Specifications or other requirements as set forth in the Quality Agreement, or that the quantity of Product delivered is less than the amount specified in the relevant Purchase Order (each a “Non-Conformity”). For clarify, Purchaser’s acceptance under this Section 4.3 does not affect its ability to make a valid warranty claim under Section 6.3. In the case of any Non-Conformity or warranty claim under Article 6, NEB’s OEM & Customized Solutions customer service department will perform quality testing of returned Products in accordance with its standard testing procedures. If the results of the tests confirm the Non-Conformity, then NEB, at Purchaser’s discretion, shall either (a) replace (or ship in the case of a shortfall) all properly rejected Product within the shortest commercially reasonable time possible at no additional cost to Purchaser (including transportation costs), or (b) issue a refund or credit for the purchase price (including any transportation paid by Purchaser) of such Product.

4.4          Disputes Regarding Conformance. If NEB does not agree with Purchaser’s determination regarding the Non-Conformity of a Product as set forth in Section 4.3, then NEB shall so notify Purchaser in writing within [***] days of the later of NEB’s receipt of Purchaser’s notice of Non-Conformity and (if requested) provide a sample of the Product. NEB and Purchaser shall use reasonable efforts to resolve such disagreement as promptly as possible. Without limiting the foregoing, NEB and Purchaser will implement mutually acceptable testing procedures, as agreed to in the Quality Agreement, pursuant to which both NEB and Purchaser will re-test a sample of the disputed Product to determine whether the Product is Non-Conforming.

4.5          Changes to Specifications. NEB will notify Purchaser at least [***] days prior to implementing a material change to the Specifications for a Product. For purposes of this Section 4.5, a change to a Specification is material if it would (i) impact the performance characteristics, safety or efficacy of the Product, or (ii) require any notice, approval or filing with or by any governmental authority or regulatory body.

ARTICLE 5
RESTRICTIONS; DISCLAIMERS

5.1          Restricted Use. Purchaser acknowledges that the Products may be subject to limited use statement or limited label license set forth in Exhibit A. Purchaser represents and warrants that it will not, directly or indirectly, perform compositional, structural, functional or other analysis of the Products, or undertake deconvolution or reverse engineering with respect to the Products.

5.2          Disclaimers.

(a)          The Products were designed and manufactured for research use. Purchaser acknowledges that the Products have not been tested by or for NEB for safety or efficacy. Purchaser is solely responsible (i) for confirming that the Products are suitable for Purchaser’s intended purpose and use; (ii) for confirming that Purchaser’s use complies with Applicable Laws and (iii) for obtaining all necessary approvals, licenses and permissions needed for such use. Purchaser represents and warrants to NEB that it will properly test, use, and, to the extent authorized, market any Products, and any final articles made from the Products, in accordance with all Applicable Laws. As requested and required by the FDA (or equivalent regulatory authorities outside of the United States) in order for Purchaser to obtain regulatory approval for Purchaser products manufactured using the Products (“Purchaser Products”), NEB will provide to the applicable regulatory authorities, data and information regarding the Products, but under no circumstances will NEB be required to disclose proprietary information that would compromise its intellectual property assets. NEB also agrees to use commercial reasonable efforts to provide reasonable support services (including rights of reference to regulatory submissions controlled by NEB) to satisfy Purchaser’s regulatory requirements for the Purchaser Products, such services to be agreed upon from time to time by both Parties and compensated by Purchaser at NEB’s then-current time and materials rates.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1          Mutual Representations and Warranties. Each Party represents and warrants to the other Party that (a) the execution, delivery and performance of this Agreement by such Party are within its power and authority and has been duly authorized by all necessary corporate action; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound.

6.2          Purchaser Acknowledgement. Nothing in this Agreement will be construed as a representation or warranty that the specific use of the Products contemplated by Purchaser is or will be free from infringement of Third-Party Intellectual Property Rights. Purchaser acknowledges that it is the sole responsibility of Purchaser to determine whether it may be required to obtain any Third-Party Intellectual Property Rights depending upon the particular application in which the Product is used.

6.3          Product Warranty.

(a)          NEB warrants that the Products (i) will be manufactured in accordance with the Specifications, Purchaser Instructions, Quality Agreement and Applicable Law, and (ii) will meet the applicable Specifications until the expiration dates specified on the Product packaging, or if not specified, then [***] from the date that NEB delivers such Product to Purchaser. This warranty shall not be effective if NEB determines, in its sole discretion, that Purchaser has altered or misused the Product or has failed to use or store such Product in accordance with instructions furnished by NEB or the defects to the Product result from negligence, neglect or accident of any party other than NEB and its agents. NEB’s sole and exclusive liability, and Purchaser’s sole and exclusive remedy with respect to Product that is defective or nonconforming, will be the replacement of such Product free of charge upon the return of such Product in accordance with NEB’s instructions; provided, however, at Purchaser’s discretion, NEB may instead provide a credit or refund in accordance with Section 4.3.

(b)          THE WARRANTY ABOVE EXTENDS ONLY TO PURCHASER, AND PURCHASER CANNOT TRANSFER IT EXCEPT AS PERMITTED UNDER SECTION 10.3. THE WARRANTY ABOVE IS EXCLUSIVE, AND NEB MAKES NO OTHER WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OF NON-INFRINGEMENT, OR REGARDING RESULTS OBTAINED THROUGH THE USE OF ANY PRODUCT OR SERVICE. IF NEB MANUFACTURES CUSTOM PRODUCTS FOR PURCHASER BASED ON PURCHASER’S INSTRUCTIONS, NEB SHALL NOT BE LIABLE FOR THE QUALITY OF THE PRODUCTS TO THE EXTENT ATTRIBUTABLE TO SUCH PURCHASER INSTRUCTIONS, PROVIDED SUCH PRODUCTS WERE OTHERWISE SUPPLIED BY NEB IN ACCORDANCE WITH PURCHASER’S INSTRUCTIONS, THIS AGREEMENT AND THE QUALITY AGREEMENT.

ARTICLE 7
INDEMNIFICATION; LIMITATION OF LIABILITY

7.1          NEB’s Indemnity. NEB shall indemnify and defend Purchaser, its Affiliates, directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys’ fees and court costs) (collectively, “Damages”) arising out of any Third Party claim, complaint, suit, proceeding or cause of action against any of them (each, a “Claim”) to the extent resulting from one or more of the following: (a) NEB’s gross negligence or intentional misconduct; (b) NEB’s breach of its representations and warranties under Section 6.1; (c) NEB’s failure to comply with Appliable Law; [***]; or (e) NEB’s material breach of any of its obligations under this Agreement. Notwithstanding the foregoing, NEB shall have no obligations under this Article 7 for any Damages to the extent that they are related to Purchaser’s own negligence or willful misconduct or Purchaser’s indemnity obligations set out in Section 7.2.

7.2          Purchaser’s Indemnity. Purchaser shall indemnify, hold harmless, and defend NEB, its directors, officers, employees, agents, successors and assigns from and against any Damages arising out of any Third Party Claims to the extent resulting from one or more of the following: (a) Purchaser’s gross negligence or intentional misconduct; (b) Purchaser’s breach of its representations and warranties under Section 6.1; (c) Purchaser’s material breach of any of its obligations under this Agreement; (d) NEB’s manufacture or sale of a Product to the extent made under Purchaser’s Instructions; or (e) any modification, use or resale of the Product and any final articles made therefrom by Purchaser or its distributors or customers, including without limitation, any Claims related to product liability or infringement of Third-Party Intellectual Property Rights. Notwithstanding the foregoing, Purchaser shall have no obligations under this Article 7 for Damages to the extent that they are related to NEB’s own negligence, willful misconduct, failure to comply with Applicable Law, or NEB’s indemnity obligations set out in Section 7.1.

7.3          Indemnification Procedure. Any Party seeking indemnification under this Article 7 (the “Indemnitee”) must promptly notify the indemnifying Party (the “Indemnitor”) in writing of any possible Damages or Claim, and the Indemnitor shall assume and have exclusive control over the defense thereof with counsel selected by the Indemnitor that is reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitee shall have the right to fully participate in any such action or proceeding and to retain its own (additional) counsel at its own expense (provided that the reasonable fees and expenses of such counsel for the Indemnitee shall be paid by the Indemnitor only if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings). Neither the Indemnitor nor the Indemnitee shall enter into any settlement agreement with any Third Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, unless such settlement: (i) includes an unconditional release of Indemnitee from all liability arising out of such claim; (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of Indemnitee; and (iii) does not contain any equitable order, judgment or term (other than the fact of payment or the amount of such payment) that in any manner affects, restrains or interferes with the business of Indemnitee. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any action, to the extent prejudicial to its ability to defend such action, will relieve the Indemnitor of its obligations under this Article 7, but the failure to deliver notice to the Indemnitor will not relieve the Indemnitor of any obligations that it may have to any Indemnitee hereunder otherwise than as stated in this sentence. The Indemnitee shall, at the reasonable and verifiable out-of-pocket expenses of the Indemnitor, cooperate with the Indemnitor and its legal representatives in the investigation and defense of any Claim covered by this Agreement.

7.4          Limitation of Liability. [***]

ARTICLE 8
TERM AND TERMINATION

8.1          Term. The term of this Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) years (“Initial Term”). Thereafter, this Agreement shall automatically renew for successive two (2) year periods (each, a “Renewal Term” and the Initial Term together with any and all applicable Renewal Terms, the “Term”), unless either Party notifies the other Party in writing at least six (6) months prior to the expiration of the then-current Term that such Party does not wish to continue this Agreement.

8.2          Termination for Breach. Either Party may terminate this Agreement if the other Party commits a material breach of any of its warranties, covenants, conditions, obligations or agreements contained herein, provided that such breach continues for a period of thirty (30) days after the non-breaching Party provides the breaching Party with written notice thereof. Such termination shall be immediately effective upon the non-breaching Party providing the breaching Party with further written notice of termination after the breaching Party failed to cure such breach within such thirty (30) day cure period.

8.3          Termination for Bankruptcy. Either Party may immediately terminate this Agreement, upon giving written notice to the other Party, in the event that the other Party is declared bankrupt by a court of competent jurisdiction or is the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, which proceeding is not dismissed within one hundred and twenty (120) days. The failure of either Party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such Party’s rights under this Section 8.3, and such Party reserves the right to exercise any such rights at any time after the occurrence of any such event.

8.4          Termination By Mutual Agreement; Termination for Convenience. The Parties may terminate this Agreement for any reason at any time by mutual agreement if set forth in writing and executed by an authorized representative of each Party. Purchaser may terminate this Agreement at any time for any reason upon ninety (90) days’ advance written notice to NEB.

8.5          Termination for Stoppage. NEB may terminate this Agreement with respect to one or more Products after providing at least twelve (12) months’ prior written notice to Purchaser if NEB has determined, in its sole discretion, to cease all manufacture and sale of such Products. In such event, unless NEB ceases manufacture of the Products because its continued manufacture or sale would violate Applicable Law or infringe a Third Party’s Intellectual Property Rights, then Purchaser may submit Purchase Orders to NEB representing Purchaser’s last time buy of Products from NEB (“Last Time Buy Orders”). Unless otherwise agreed to by both Parties, the Last Time Buy Orders are limited to the amount of Product representing the binding portion of the current Rolling Forecast. NEB will use commercially reasonable efforts to deliver the requested amounts, subject to Product availability. The Parties will agree on timing for delivery of the Products ordered under the Last Time Buy Orders.

8.6          Effects of Termination. It is understood that termination or expiration of this Agreement will not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party. For clarity, expiration or termination of this Agreement for any reason other than material breach will not relieve Purchaser’s obligation to purchase or NEB’s obligation to supply any Product ordered under any outstanding Purchase Orders or subject to the binding portion of the Rolling Forecast but not yet ordered. The provisions of Articles 1, 5, 7, 8, 9 and 10, and Sections 6.2, and 6.3 will survive the expiration or termination of this Agreement for any reason, subject to any time limitations stated therein. All other rights and obligations of the Parties will cease upon termination of this Agreement.

ARTICLE 9
CONFIDENTIALITY; PUBLICITY

9.1          Definitions. “Confidential Information” means any information furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to, and related to the purpose of, this Agreement, whether written or oral, including without limitation any technical, scientific, trade, research, manufacturing, marketing, supplier, business, financial or other information. Purchaser’s Instructions shall be deemed the Confidential Information of Purchaser.

9.2          Non-Disclosure and Non-Use. During the Term and for five (5) years thereafter (unless the Confidential Information constitutes a trade secret under Applicable Laws and the Disclosing Party has notified the Receiving Party as such, in which case, until such Confidential Information no longer constitutes a trade secret), the Receiving Party shall (a) keep confidential and not publish or otherwise disclose Confidential Information or use Confidential Information for any purpose other than as permitted under, or required to perform its obligations under, this Agreement; (b) protect the Confidential Information with the same degree of care as it normally uses to preserve and safeguard its own proprietary information of like nature, but not less than a reasonable degree of care; and (c) disclose Confidential Information only to its employees, advisors, agents herein.

9.3          Exclusions. Confidential Information will not include information that the Receiving Party can establish by competent written proof (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or (e) was independently developed by the Receiving Party without the aid, use or application of the Confidential Information. In addition, disclosure of Confidential Information is not prohibited to the extent required to comply with Applicable Laws or regulations, or with a valid court or administrative order, provided that the Receiving Party (i) promptly notifies the Disclosing Party in writing of the existence, terms and circumstances of such required disclosure; (ii) consults with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such disclosure; and (iii) takes all reasonable and lawful actions to obtain confidential treatment for such disclosure.

9.4          Return of Confidential Information. Upon the termination or expiration of this Agreement, at the written request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party or destroy all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party (including its employees, advisors, agents and Affiliates); provided, however, that one (1) copy of the Confidential Information may be retained by the Receiving Party for the sole purpose of monitoring its ongoing obligations hereunder and if Purchaser is obligated to submit Confidential Information as part of a FDA application, or to other regulatory authorities, then such Confidential Information need not be returned.

9.5          Publicity. Except as required by Applicable Laws, neither Party shall use the name of the other Party in any publicity or advertising without the prior written approval of the other Party. The Parties agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other Party, except as required by Applicable Laws. Notwithstanding the foregoing, prior to providing any documentation or other materials referring to a Party to, or making any filing referring to such Party with, a regulatory or other government authority or other Third Party, the other Party (i.e., Party making the filing) shall provide such first Party with an advance copy of such documentation with reasonable time to allow such first Party to review and comment on such documentation. Further, the Party making the filing shall incorporate any reasonable changes to language relating to the other Party and/or its products requested by such other Party prior to making the filing or disclosure. The restrictions on the use of a Party’s name in this Section 9.5 shall pertain to the name of the Party and the name of any Affiliates of such Party.

ARTICLE 10
GENERAL PROVISIONS

10.1          Legal Compliance; Export Control. Each Party shall comply in all material respects with all laws, rules and regulations applicable to its conduct pursuant to this Agreement. Without limiting the foregoing, Purchaser acknowledges that the Products are subject to U.S. export control laws and regulations. Purchaser must not, directly or indirectly, (a) sell, export, reexport, transfer, divert, or otherwise dispose of any Products, software, or technology (including products derived from or based on such technology) received from NEB to any destination, entity, or person prohibited by the laws or regulations of the United States, or (b) use the Product for any use prohibited by any Applicable Laws, without obtaining prior authorization from the competent government authorities as required by those laws and regulations.

10.2          Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any provision of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, without limitation, fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use commercially reasonable efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed; and provided, further, that in no event shall a Party be required to settle any labor dispute or disturbance. A Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above. The Parties shall use their respective reasonable efforts to prevent or mitigate the consequences of such events.

10.3          Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates; and (b) to its Affiliates. In the event of any assignment, (i) the assigning Party shall deliver written notice of the assignment to the other Party, (ii) the assignee shall agree to be bound to the obligations of the assigning Party, (iii) the assigning Party shall remain liable for the performance of all obligations under this Agreement as if the assignment did not occur, except in the case of a consolidation or merger where the assigning Party is not the surviving entity, and (iv) in the event the assignee fails to meet its performance obligations under the Agreement the assignee shall be subject to the terms and conditions for breach and termination under this Agreement.

10.4          Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party to circumstance is, to any extent, held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Agreement will be valid and enforced to the fullest extent permitted by law.

10.5          Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to addressor and shall be effective upon receipt by the addressee.

To NEB:	New England Biolabs, Inc. 240 County Road Ipswich, Massachusetts 01938 Attention: Director, OEM & Customized Solutions

with a copy to:	New England Biolabs, Inc. 240 County Road Ipswich, Massachusetts 01938 Attention: Legal Department Email: legal@neb.com Facsimile: (978) 380-7475

To Purchaser:	Freenome Holdings, Inc. 279 E. Grand Avenue, 5th Floor South San Francisco, CA 94080 Attention: Riley Ennis, Chief Operations Officer

with a copy to:	Freenome Holdings, Inc. 279 E. Grand Avenue, 5th Floor South San Francisco, CA 94080 Attention: Legal Affairs

10.6          Entire Agreement. The terms and provisions contained in the Agreement (including the Exhibits hereto) constitute the entire agreement between the Parties and supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding varying or extending this Agreement will be binding upon either Party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect. No terms contained in any standard form purchase order, order acknowledgment, invoice, Product warranty literature or Product manuals, or similar standardized form shall be construed to amend or modify the terms of this Agreement and in the event of any conflict, the Agreement shall control, unless the Parties otherwise expressly agree in writing that specifically states an intent to amend the terms of this Agreement and identifies the terms of this Agreement to be so amended.

10.7          Waiver. Except as specifically provided for herein, the waiver from time-to-time by either Party of any of its rights or its failure to exercise any remedy will not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement. No waiver of any breach of a provision of this Agreement will be effective unless made in writing and signed by an authorized representative of the waiving Party. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same.

10.8          Independent Contractors. The relationship of NEB and Purchaser established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency or other fiduciary relationship between Purchaser and NEB. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

10.9          Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware of the United States of America without regard to conflicts of laws principles. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in the state or federal courts of the United States of America located in Wilmington, Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

10.10          Headings. The headings contained in this Agreement are for reference purposes only and are no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

10.11          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Supply Agreement as of the Effective Date.

FREENOME HOLDINGS, INC.		NEW ENGLAND BIOLABS, INC.

By:	/s/ Mike Nolan	By:	/s/ Dr. Salvatore V. Russello
Name:	Mike Nolan	Name:	Dr. Salvatore V. Russello
Title:	CEO	Title:	Director, OEM & Customized Solutions

Exhibit A
Products and Price

Product No.	Product Name	Unit of Measure	Price (US$)	Total Price (US$)	Minimum Order Quantity	Lead Time	Restrictions on Use (§5.1)
E0740B-FN1	Custom NEB Next® Enzymatic Methyl-seq Kit	Kit	[***]	[***]	[***]	[***]	[***]

(1)          [***]

(2)          [***]

[***]

Exhibit A

Exhibit B
Specifications

[***]

Exhibit B

Exhibit C
Purchaser Instructions

[***]

Exhibit C

Exhibit D
Quality Agreement

[***]

Exhibit D

Exhibit E
Business Continuity Policies & Practices

[***]

Exhibit E

SUPPLY AGREEMENT
Amendment No. 1

This Amendment No. 1 (“Amendment No. 1”) is made as of November 9, 2022 (the “Amendment No. 1 Effective Date”) between New England Biolabs, Inc., having a principal address at 240 County Road, Ipswich, Massachusetts 01938 (“NEB”) and Freenome Holdings, Inc., having a principal address at 279 E. Grand Avenue, 5th Floor, South San Francisco, CA 94080 (“Purchaser”). NEB and Purchaser are each a “Party” and together the “Parties.” Capitalized terms not defined herein have the meaning ascribed to them in the Original Agreement (as defined below).

WHEREAS, NEB and Purchaser entered into a supply agreement with an effective date of February 16, 2022 (“Original Agreement”);

WHEREAS, the Parties now desire to amend the Original Agreement to incorporate an arrangement whereby NEB provides Freenome certain exclusive rights to purchase a subset of Products for Freenome in order to perform NEB’s EM‑seq Method (as defined below) in a particular field and territory, all in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NEB and Purchaser agree that the Original Agreement is hereby amended as follows:

Recitals. The recitals to the Original Agreement are hereby deleted and replaced with the following language:

WHEREAS, NEB is in the business of the design, development, manufacture and commercialization of the life science reagents and kits;

WHEREAS, Purchaser is in the business of developing blood tests to detect early‑ stage cancer; and

WHEREAS, NEB and Purchaser want to enter into a supply agreement under which NEB will supply, and Purchaser will buy, certain reagents;

WHEREAS, Purchaser also seeks to obtain the exclusive right to purchase a subset of the Products, to perform NEB’s EM‑seq Method (as defined below), in a blood-based screening diagnostic assay for the early detection of cancers;

WHEREAS, NEB is willing to provide Purchaser with this exclusivity in consideration for a warrant to purchase [***] shares of Purchaser’s common stock at [***] per share, and Purchaser meeting other various milestones, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

New Definitions. Article 1 of the Original Agreement is deleted and replaced with the following language.

DEFINITIONS

The terms defined in this Article 1, wherever used in this Agreement in the singular or the plural, shall have the meanings ascribed to them below.

1.1          “Affiliate” means, with respect to a Party, any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with NEB or Purchaser, as the case may be. As used in this definition, the term “control” will mean the direct or indirect ownership of more than fifty percent (50%) of the stock or other securities having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity.

1.2          “Applicable Laws” means all relevant federal, state, local and foreign laws, statutes, rules, regulations and ordinances, as well as industry standards and guidelines issued by any governmental or regulatory authority.

1.3          “Calendar Year” means each twelve (12) month period commencing January 1st of each year through the term of this Agreement.

1.4          “Distributor” means a Third Party with whom NEB has an active, formal, written distribution agreement enabling such Third Party to distribute and resell EM‑seq Products on NEB’s behalf, in the Territory.

1.5          “EM‑seq Method” means using the EM‑seq Products to perform NEB’s proprietary enzymatic conversion method as claimed in the EM‑seq Patents.

1.6          “EM‑seq Patents” means NEB’s EM‑seq patents set out in Exhibit G, including pending continuations, divisionals, and continuation‑in‑part applications thereof within the Territory.

1.7          “EM‑seq Products” means the subset of Products identified as EM‑seq Products in Exhibit G. and that are claimed by the EM‑seq Patents, that enable the determination, by next generation sequencing, of the methylation status of a nucleic acid sequence using the EM‑seq Method.

1.8          “Facility” means NEB’s facility located at 240 County Road, Ipswich, Massachusetts 01938.

1.9          “Field” means [***] Exhibit F (“Initial Cancer Indications”). The Field shall not include the use of such assays solely for research and development or for single cancer indications other than the Initial Cancer Indications, unless otherwise agreed to by the Parties in writing in accordance with Section 2.9.

1.0          “Freenome Diagnostic Assay” means a blood‑based sequencing‑based screening diagnostic assay for the early detection of cancers.

1.11          “Intellectual Property Rights’ means all rights in patents, copyrights, trade secrets, know‑how, trademarks, service marks, trade dress, and other intellectual property rights, current, pending or future, under the laws of any jurisdiction, together with all applications therefor and registrations thereto.

1.12          “Price” means the prices for the Products set forth in Exhibit A, as updated pursuant to Section 3.1.

1.13          “Product” means the product or products described in Exhibit A. For clarity, Exhibit G sets out the subset of Products defined as the EM‑seq Products.

1.14          “Purchaser Instructions” means the written instructions provided by Purchaser to NEB, and agreed to by NEB, for customizing the Products prior to Delivery, which are attached as Exhibit C and incorporated by reference.

1.15          “Single Cancer Indication Request” has the meaning set forth in Section 2.9.

1.16          “Specifications” means the specifications and/or similar requirements for each Product set forth in Exhibit B, as may be updated pursuant to Section 4.7.

1.17          “Territory” means [***].

1.18          “Third Party” means any person or entity other than NEB, NEB’s Affiliates, Purchaser or Purchaser’s Affiliates.

1.19          Additional Defined Terms. Each of the Following terms will have the meaning described in the section of this Agreement reference below:

Term	Section Defined	Term	Section Defined
Acceptance Period	4.3	NEB	Introduction
Agreement	Introduction	Non‑Conformity	4.3
Claim	7.1	Party / Parties	Introduction
CMO	2.7
Confidential Information	9.1	Purchase Order	2.3
Damages	7.1	Purchaser	Introduction
Delivery	2.5	Purchaser Products	5.2
Disclosing Party	9.1	Receiving Party	9.1
Effective Date	Introduction	Renewal Term	8.1
Inability to Supply	2.6	Required Quantity	2.4
Indemnitee	7.3	WIP	2.7
Indemnitor	7.3	Rolling Forecast	2.2
Initial Term	8.1	Term	8.1
Last Time Buy Orders	8.5
Minimum Order	2.3
Quantity

Exhibit List

Exhibit A ‑ Price and Products
Exhibit B‑ Specifications
Exhibit C ‑ Purchaser Instructions
Exhibit D ‑ Quality Agreement
Exhibit E ‑ NEB Business Continuity Plan
Exhibit F ‑ Annual Revenue Targets; Initial Cancer Indications
Exhibit G ‑ EM‑seq Products and EM‑seq Patents
Exhibit H ‑ Warrant Purchase Agreement

Exclusivity. A new Section 2.8 is added to the Original Agreement as follows:

2.8          Exclusivity. Contingent on Purchaser (a) meeting the requirements set out in this Section 2.8 [***]; and (b) issuing to NEB a warrant to purchase up to [***] shares of Purchaser’s common stock at [***] per share, as set forth in the Warrant Purchase Agreement attached as Exhibit H, Purchaser has the exclusive right, under NEB’s rights in the EM‑seq Patents, to practice the EM‑seq Method using the EM‑seq Products purchased from NEB under this Agreement, in the Field and in the Territory. Purchaser’s exclusive rights will begin on the Amendment No. 1 Effective Date and continue, unless earlier terminated in accordance with Section 2.8 or 2.10, until the expiration or termination of the Agreement.

In addition to the warrant to purchase Purchaser common stock as set out above and in Exhibit H, the exclusivity described in this Section 2.8 is contingent on Purchaser meeting all the following milestones:

[***]

[***] Should Purchaser and NEB expand exclusivity in the Field to include other single cancer indications in addition to the Initial Cancer Indications (in accordance with Section 2.9), then the Parties will update the milestones to reflect these additions.

Field Expansion. A new Section 2.9 is added to the Agreement as follows:

2.9          Field Expansion. Provided Purchaser is not in material default of the Agreement, Purchaser may expand the Field as set out below in this Section 2.9:

Additional Single Cancer Indications. Purchaser may approach NEB during the Term to inquire about expanding the Field to add one or more single cancer indications (other than the Initial Cancer Indications) to the Agreement (each a “Single Cancer Indication Request”). If NEB has not already entered into an agreement with a Third Party for rights to such requested single cancer indication, then NEB and Purchaser will enter into good faith discussions regarding expanding the Field to include exclusive rights to the single cancer indication. Each Single Cancer Indication Request must include the name of the single cancer indication and a development plan for the FDA submission of the Freenome Diagnostic Assay for the single cancer indication (including development milestones and a projected timeline for achieving such milestones). If NEB agrees to expand the Field to include exclusive rights to the requested applicable single cancer indication, then the Parties will prepare and execute a written amendment to this Agreement to add exclusive rights to the single cancer indication, including any requisite milestones to maintain exclusivity to such single cancer indication, and payment of any additional exclusivity fees.

Additional Field. Provided Purchaser is not in material default of the Agreement, Purchaser shall, during the Term, have a right of first refusal to add a new and different field to the Agreement [***]. Should Purchaser exercise this right to such additional field, then NEB and Purchaser will enter into good faith negotiations regarding adding the new field to the Agreement.

New Section 2.10. A new Section 2.10 is added to the Original Agreement as follows:

2.10          EM‑seq Product Labeling and Enforcement.

Purchaser understands that NEB sells, will sell, and has sold, EM‑seq Products for use outside of the Field and Territory, and nothing in this Agreement will limit NEB’s ability to continue to do so. Provided, however, when NEB sells EM‑seq Products to Third Parties and to Distributors for use outside the Field, but in the Territory, the EM‑ seq Products will include documentation and labeling indicating that the EM‑seq Products may not be used to practice the EM‑seq Method in the Field and in the Territory. NEB will also notify NEB customers within the Territory who have purchased EM‑seq Products from NEB [***], regarding the Field limitations. NEB shall also train its sales force to convey to NEB customers, other than Purchaser, that the EM‑seq Products may not be sold or used to practice the EM‑seq Method in the Field and in the Territory. The exclusivity will also be publicized by means of press releases by the Parties and any other publications agreed‑upon by the Parties. If the Field is expanded in accordance with this Section 2.9, then the Parties will agree in good faith on how to notify Third Parties of the expanded Field.

If a Third Party is using EM‑seq Products purchased from NEB or its Distributors to practice the EM‑seq Method, in the Field and in the Territory (each an “Infringing Customer”), then upon becoming aware, Purchaser will promptly notify NEB and NEB will communicate the Field limitations to the Infringing Customer (if sold directly by NEB), or to the Distributor (if sold to the Infringing Customer through a Distributor). Similarly, if in the exercise of reasonable diligence NEB suspects, or becomes aware of an Infringing Customer, NEB will communicate the Field limitations to the Infringing Customer (or the Distributor, as appropriate and applicable). If, following notification from NEB, NEB determines that the Infringing Customer is continuing to use the EM‑seq Products to practice the EM‑seq Method in the Field and in the Territory, then NEB will stop selling the EM‑seq Products to the Infringing Customer or to the Distributor supplying the EM‑Seq Products to the Infringing Customer, until such time that the Infringing Customer stops using the EM‑seq Products to practice the EM‑seq Method in the Field and in the Territory.

Modification to Section 6.3. Section 6.3 of the Original Agreement is deleted and replaced with the following language:

Product Warranty.

NEB warrants that the Products (i) will be manufactured in accordance with the Specifications, Purchaser Instructions, Quality Agreement and Applicable Law, and (ii) will meet the applicable Specifications until the expiration dates specified on the Product packaging, or if not specified, [***] from the date that NEB delivers such Product to Purchaser. The foregoing warranty shall not be effective if NEB determines, in its sole discretion, that Purchaser has altered or misused the Product or has failed to use or store such Product in accordance with instructions furnished by NEB or the defects to the Product result from negligence, neglect or accident of any party other than NEB and its agents. NEB’s sole and exclusive liability, and Purchaser’s sole and exclusive remedy with respect to Product that is defective or nonconforming, will be the replacement of such Product free of charge upon the return of such Product in accordance with NEB’s instructions; provided, however, at Purchaser’s discretion, NEB may instead provide a credit or refund in accordance with Section 4.3.

[***]

THE WARRANTIES ABOVE EXTEND ONLY TO PURCHASER, AND PURCHASER CANNOT TRANSFER THEM EXCEPT AS PERMITTED UNDER SECTION 10.3. THE WARRANTIES ABOVE ARE EXCLUSIVE, AND NEB MAKES NO OTHER WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OF NON‑INFRINGEMENT, OR REGARDING RESULTS OBTAINED THROUGH THE USE OF ANY PRODUCT OR SERVICE. IF NEB MANUFACTURES CUSTOM PRODUCTS FOR PURCHASER BASED ON PURCHASER’S INSTRUCTIONS, NEB SHALL NOT BE LIABLE FOR THE QUALITY OF THE PRODUCTS TO THE EXTENT ATTRIBUTABLE TO SUCH PURCHASER INSTRUCTIONS, PROVIDED SUCH PRODUCTS WERE OTHERWISE SUPPLIED BY NEB IN ACCORDANCE WITH PURCHASER’S INSTRUCTIONS, THIS AGREEMENT AND THE QUALITY AGREEMENT.

Modification to Section 7.4. Section 7.4 of the Original Agreement is deleted and replaced with the following language:

Limitation of Liability. [***]

Modification to Section 8.1. Section 8.1 of the Original Agreement is deleted and replaced with the following language:

Term. The term of this Agreement shall commence on the Effective Date and shall continue for an initial term of ten (10) years (“Initial Term”). Thereafter, this Agreement shall automatically renew for successive two (2) year periods (each, a “Renewal Term” and the Initial Term together with any and all applicable Renewal Terms, the “Term”), unless either Party notifies the other Party in writing at least six (6) months prior to the expiration of the then‑current Term that such Party does not wish to continue this Agreement.

Modification to Section 8.2. Section 8.2. of the Original Agreement is deleted and replaced with the following language:

8.2          Termination for Breach. Either Party may terminate this Agreement if the other Party commits a material breach of any of its warranties, covenants, conditions, obligations or agreements contained herein, provided that such breach continues for a period of thirty (30) calendar days after the non‑breaching Party provides the breaching Party with written notice thereof. Notwithstanding the foregoing, the Parties agree that NEB will have [***] to cure a material breach of Section 2.10. Termination under this Section 8.2 shall be immediately effective upon the non‑breaching Party providing the breaching Party with further written notice of termination after the breaching Party failed to cure such breach within the applicable cure period.

New Exhibit F. Exhibit F ‑ Exclusivity Milestones; Initial Cancer Indications, attached hereto, is hereby added to the Original Agreement.

New Exhibit G. Exhibit G ‑ EM‑seq Products and EM‑seq Patents, attached hereto, is hereby added to the Original Agreement.

New Exhibit H. Exhibit H ‑ Warrant Purchase Agreement, attached hereto, is hereby added to the Original Agreement.

Entire Agreement and Amendments and Counterparts. Except as expressly stated otherwise in this Amendment No. 1, capitalized terms used but not defined herein shall have the meanings as ascribed to them in the Original Agreement, and all other terms, provisions and conditions set forth in the Original Agreement shall remain in full force and effect. This Amendment No. 1, along with the Original Agreement, together formulate the entire agreement between the Parties and supersede all other agreements with respect to the subject matter of this Amendment No. 1. The Original Agreement and this Amendment (including the attachments hereto) shall be read and construed together as a single agreement and the term “Agreement” used in the Original Agreement shall henceforth be deemed a reference to the Original Agreement as amended by this Amendment. If there is any conflict between the provisions of this Amendment No. 1 and the Original Agreement, the provisions of this Amendment govern. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties execute this Amendment No. 1 as of the date last written below. Each person who signs this Amendment No. 1 below represents that such person is fully authorized to sign this Amendment No. 1 on behalf of the applicable Party.

NEW ENGLAND BIOLABS, INC.		FREENOME HOLDINGS, INC.

By:	/s/ Salvatore V. Russelllo	By:	/s/ Mike Nolan
	Salvatore V. Russelllo Ph.D.	Name:	Mike Nolan
	Chief Executive Officer	Title:	CEO

Date:	November 12, 2022	Date:	11/10/2022

Exhibit F

Annual Revenue Targets; Initial Cancer Indications

Annual Revenue Targets

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Year	Date	Forecasted Revenue	[***]
1	2022	[***]	[***]
2	2023	[***]	[***]
3	2024	[***]	[***]
4	2025	[***]	[***]
5	2026	[***]	[***]
6	2027	[***]	[***]
7	2028	[***]	[***]
8	2029	[***]	[***]

[***]

[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Exhibit G
EM‑seq Products and EM‑seq Patents

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]

Exhibit H
Warrant Purchase Agreement

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FREENOME HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Issued on November 10, 2022

This certifies that for good and valuable consideration, receipt of which is hereby acknowledged, New England Biolabs, Inc., a Massachusetts corporation, (“Holder”) is entitled, subject to the terms and conditions of this Warrant (as defined below), to purchase from Freenome Holdings, Inc., a Delaware corporation (the “Company”), the shares of Warrant Stock (as defined below) issuable under the terms and conditions of this Warrant, upon surrender of this Warrant at the principal offices of the Company, together with a duly executed Notice of Exercise in substantially the form attached hereto as Exhibit A and simultaneous payment of the full Warrant Price (as defined below) for the shares of Warrant Stock so purchased in lawful money of the United States. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein. Holder acknowledges and agrees that the issuance of this Warrant by the Company to Holder is in full satisfaction of the Company’s obligation to issue Holder a warrant to purchase common stock pursuant to that certain Master Supply Agreement dated as of February 16, 2022, as amended on November 10, 2022, by and between the Holder and the Company (the “Supply Agreement”).

DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

“Charter” means the Company’s Restated Certificate of Incorporation, as may be amended from time to time.

“Holder” means any person who shall at the time be the registered holder of this Warrant (as defined below).

“Issue Date” means the date hereof.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

‘‘Liquidation Event” means a “Deemed Liquidation Event” as defined in the Charter.

“Purchase Shares” means [***] shares of Warrant Stock.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 145” means Rule 145 promulgated under the Securities Act.

“SEC’ means the Securities and Exchange Commission,

“Securities Act” means the Securities Act of 1933, as amended.

“Unvested Shares” means that number of Purchase Shares that are unvested pursuant to Section 2.2 below.

“Vested Shares” means that number of Purchase Shares that are vested pursuant to Section 2.2 below.

“Warrant” means this Warrant to Purchase Common Stock and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

“Warrant Price” means [***] per share. The Warrant Price is subject to adjustments as provided in Section 5 herein.

“Warrant Stock” means Common Stock and shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

TERM, VESTING.

EXPIRATION. This Warrant (and the right to purchase shares of Warrant Stock issuable upon exercise hereof) will terminate, expire and be of no further force or effect automatically and without further action by any person or party upon the earlier of: (a) at 5:00 p.m. Pacific Time on the tenth anniversary of the date this Warrant is issued; and (b) the consummation of a Liquidation Event, subject to the provisions of the last sentence of Section 2.2, and Section 3.3.

VESTING. Only Vested Shares may be purchased pursuant to this Warrant. Shares that are vested pursuant to the schedule set forth in this Section 2.2 are “Vested Shares” Shares that are not vested pursuant to such schedule are “Unvested Shares” On the Issue Date all of the Purchase Shares will be Unvested Shares (the “Initial Unvested Shares”). Half of the Initial Unvested Shares shall vest upon the one‑year anniversary of the Issue Date, and 1/24th of the Initial Unvested Shares will vest on each monthly anniversary thereafter, however, none of the Unvested Shares can ever vest following the termination of the Supply Agreement by Holder without cause.

If, prior to the date on which this Warrant is fully vested, the Company consummates a Liquidation Event, and as of the date of the Liquidation Event vesting has not otherwise been halted or terminated under this Section 2.2, then effective immediately prior to the Liquidation Event, this Warrant shall be deemed to have vested fully and be exercisable for the maximum number of Purchase Shares.

EXERCISE.

Method of Exercise. Subject to the terms and conditions of this Warrant, and the provisions of subsection 2.10(c) of the Supply Agreement as added by the First Amendment to the Supply Agreement, Holder may exercise this Warrant, in whole or in part, but only with respect to the number of shares that have become Vested Shares pursuant to Section 2.2 above, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto as Exhibit A (“Subscription Form”) duly executed by Holder, and payment of an amount equal to the product obtained by multiplying (a) the number of shares of Vested Shares to be purchased by Holder by (b) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

Net Exercise Election. Holder may elect to convert all or any portion of Vested Shares subject to this Warrant, without the payment by Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Subscription Form, duly executed by Holder, into up to the number of Shares that is obtained under the following formula:

X = Y (A‑B)
A

Where:	X =	the number of shares of Warrant Stock to be issued to Holder pursuant to this Section 3.2.

Y =
the number of shares of Warrant Stock as to which this Warrant is then being net exercised that are Vested Shares in accordance with the provisions of the above Section 2.2, as of the date of such net exercise.

	A =	the fair market value of one share of Warrant Stock, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 3.2.

	B =	the Warrant Price.

For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of Common Stock quoted in the Over‑The‑Counter Market Summary or the last reported sale price of Common Stock or the closing price quoted on any exchange on which Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company’s initial public offering. The Company will promptly respond in writing to an inquiry by Holder as to the then current fair market value of one Share.

Automatic Net Exercise. If this Warrant has not been exercised by Holder pursuant to Sections 3.1 or 3.2 above prior to the consummation of a Liquidation Event, then immediately prior to the completion of a Liquidation Event, this Warrant shall be automatically exercised pursuant to Section 3.2 above.

Form of Payment. Payment may be made by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to Holder, or (d) any combination of the foregoing.

No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, Holder shall execute the Subscription Form, confirming and acknowledging that the representations and warranties set forth in Section 6 are true and complete as of the date of exercise.

Partial Exercise. Upon a partial exercise of this Warrant, the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such exercise shall be reduced by the aggregate number of shares of Warrant Stock issued upon such exercise of this Warrant.

ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business at the Company’s principal executive office on the date of its surrender for exercise as provided above or subject to exercise under Section 3.3 above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise; provided, however, that the Company will be under no obligation to issue such certificate until Holder shall have surrendered this Warrant for cancellation.

ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

Adjustment for Stock Splits and Stock Dividends. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 5.1 or 5.3) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which Holder would have been entitled upon such date if Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, tire Company shall consolidate with or merge into another entity, then, and in each such case, Holder, upon the exercise of this Warrant (as provided in Section 3), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.

Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

Reservation of Shares. Company must, at all times, reserve a sufficient number of shares such that Holder can exercise the Warrant. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:

Authorization. Holder has the full power and authority to enter into this Warrant. The Warrant constitutes Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

Purchase for Own Account. The Warrant is being acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder does not have any contract, undertaking agreement or arrangement with any person to sell, transfer or grant participations to such person or any third person with respect to the Warrant. Holder has not been formed for the specific purpose of acquiring the Warrant.

Disclosure of Information. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant. Holder believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

Investment Experience. Holder understands that the purchase of the Warrant involves substantial risk. Holder: (a) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder investment in the Warrant and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in the Warrant and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. Holder represents the office in which its investment decision was made is located at the address on the signature page hereto.

Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act (i.e. (a) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (excluding the value of such person’s primary residence), (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (c) a corporation, limited liability company or partnership having total assets in excess of $5,000,000 that was not formed for the purpose of purchasing the Warrant or (d) otherwise meets the requirements for an “accredited investor” under Regulation D promulgated by the SEC under the Securities Act).

Restricted Securities. Holder understands that the Warrant and the Purchase Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that Holder is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Holder understands that the Company is under no obligation to register any of the securities sold hereunder. Holder understands that no public market now exists for any of the Warrant or the Purchase Shares and that it is uncertain whether a public market will ever exist for the Warrant or the Purchase Shares,

Disqualification. Holder represents that neither Holder, nor any person or entity with whom Holder shares beneficial ownership of the Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act.

Legends. Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Restated Certificate or bylaws of the Company, or by any agreement between the Company and Holder:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

The legend set forth above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities. No opinion shall be required for routine transactions under Rule 144.

‘‘Market Stand‑Off” Agreement. Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S‑l, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date on the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 7 shall only apply to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of Holder or the immediate family of Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to Holder only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third‑party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 7 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders of the Company’s capital stock subject to such agreements, based on the number of shares subject to such agreements.

NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

RESTRICTIONS IN BYLAWS. Holder agrees that the Purchase Shares shall subject to the limitations on transfer contained in the Company’s Bylaws (as may be amended from time to time, the “Bylaws”) and acknowledges that Holder has received a copy of the Bylaws containing such provisions

NO IMPAIRMENT. The Company will not, by amendment of the Charter or the Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

GENERAL PROVISIONS.

Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, at principal offices of the Company located at 259 East Grand Avenue, Suite 3434, South San Francisco, CA 94080, Attn: Chief Executive Officer, with a copy (which shall not constitute notice) to: Fenwick & West LLP, Attn: Michael Esquivel, 801 California Street, Mountain View, CA 94041, e‑ mail: mesquivel@fenwick.com, or at such other address as any party hereto may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 11.1.

Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

Transfer. Except as expressly provided hereunder, neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred by Holder without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Facsimile Signatures. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party,

Amendments and Waivers. This Warrant may be amended and provisions may be waived pursuant to the written agreement of the Company and Holder.

Entire Agreement. This Warrant and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

Severability. This Warrant and the documents referred to herein, together with all the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

Terms Binding. By acceptance of this Warrant, Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Common Stock as of the date first written above.

THE COMPANY:

FREENOME HOLDINGS, INC.

By:	/s/ Mike Nolan
Name:	Mike Nolan
Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED:

HOLDER:

NEW ENGLAND BIOLABS, INC.

By:	/s/ Salvatore V. Russelllo
Name:	Salvatore V. Russelllo Ph.D.
Title:	Chief Executive Officer

Address:

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

EXHIBIT A

Subscription Form

To Freenome Holdings, Inc.:

The undersigned hereby elects to purchase          shares of Common Stock (the “Shares”) of Freenome Holdings, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Common Stock with an Issue Date of [•], 2022 (the “Warrant”), as follows:

(Initial applicable method:)

________	a.	The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $_______.

________	b.
The undersigned hereby elects to convert the Warrant into the Shares by the net exercise election pursuant to Section 3.2 of the Warrant. This conversion is exercised with respect to __________ of the Shares covered by the Warrant resulting in a net total of _________ shares of the Shares being issued to the undersigned.

In exercising this Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 6 of the Warrant are true and complete as of this date. In the event that Holder delivers this Subscription Form and the Warrant subsequently terminates pursuant to the terms of the Warrant, this Subscription Form shall immediately be of no further force and effect. Holder further confirms and acknowledges that the shares of Common Stock issued by exercise of the Warrant will be subject to the provisions of Section 2.10(c) of the Supply Agreement as added by the First Amendment to the Supply Agreement.

Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

HOLDER:

By	Date:
Name:
Title: